Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Body Central Corp.’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Jacksonville, Florida
September 24, 2014